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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   October 22, 1997
                                                 ----------------------


                                    ECOLAB INC.
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                (Exact name of registrant as specified in its charter)



         Delaware                    1-9328                  41-0231510
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(State or other jurisdiction      (Commission               (IRS Employer
   of incorporation)              File Number)            Identification No.)


    Ecolab Center, 370 N. Wabasha, St. Paul, Minnesota                     55102
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       (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, include area code:   612-293-2233
                                                 -------------------


                                   (Not applicable)
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            (Former name or former address, if changed from last report.)


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Item 5.  OTHER EVENTS.

    A Special Meeting of Stockholders of Ecolab Inc. (the "Company") was held on October 22, 1997. At the meeting, 91.67% of the outstanding shares of the Company's voting stock was represented in person or by proxy.

    The sole matter voted upon at the meeting was a proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the authorized Common Stock of the Company from 100,000,000 shares to 200,000,000 shares. The proposal was approved as follows:

              FOR            AGAINST        ABSTAINED
           58,288,378        937,041         108,815

    There were no broker non-votes.

    Following shareholder approval, the Company filed the amended and restated Restated Certificate of Incorporation with the Office of the Secretary of State of Delaware effective October 22, 1997. A copy of that document is attached hereto as Exhibit (3).


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

              (3)  Restated Certificate of Incorporation of Ecolab Inc.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ECOLAB INC.



                             By:/s/Kenneth A. Iverson
                                -------------------------------------------
                                  Kenneth A. Iverson
                                  Vice President and Secretary


Date:     October 23, 1997


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                                    EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION                   METHOD OF FILING
-----------         -----------                   ----------------
   (3)              Restated Certificate of       Filed herewith electronically
                    Incorporation of Ecolab Inc.


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